CUSIP No. NONE                  13D                          Page 11 of 11 Pages
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                                    EXHIBIT A

                             Joint Filing Agreement

   In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the depositary units of Healthcare Properties, L.P., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. Each party to this Joint Filing Agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement.

Date: July 31, 1996              CAPITAL REALTY GROUP SENIOR HOUSING, INC.
                                 a Texas corporation



                                 By:    /s/ Jeffrey L. Beck
                                        Jeffrey L. Beck, Chief Executive Officer

Date: July 31, 1996              CAPITAL SENIOR LIVING COMMUNITIES, L.P.
                                 a Delaware limited partnership

                                 By: Retirement Living Communities, L.P., an Indiana limited partnership its sole general partner

                                        By:      Capital Retirement Group, Inc.,
                                                 a Texas corporation,
                                                 its sole general partner



                                               By:       /s/ Jeffrey L. Beck
                                                         Jeffrey L. Beck,
                                                         Chief Executive Officer


Date:  July 31, 1996                    /s/ Jeffrey L. Beck
                                        --------------------
                                        Jeffrey L. Beck


Date:  July 31, 1996                    /s/ James A. Stroud
                                        --------------------
                                        James A. Stroud

REDAL:74934.1 27686-00006

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